UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2006 (November 6, 2006)
SPHERIS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-132641	62-1805254

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

720 Cool Springs Boulevard, Suite 200, Franklin, Tennessee	37067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 261-1500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective November 6, 2006, Spheris Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to its Credit Agreement, dated as of November 5, 2004, as amended on December 22, 2004, June 13, 2005 and September 12, 2005 (as so amended, the “Credit Agreement”), among Spheris Holding II, Inc., the Company (as successor to Spheris Holding, Inc.), the several agents and lenders from time to time parties to the Credit Agreement and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).
     The Fourth Amendment (i) resets the Company’s existing covenant levels for the interest coverage ratio and the leverage coverage ratio for the third quarter of 2006 through the maturity of the facilities; and (ii) increases the interest rate spread on the term loans and revolving credit by 0.50% so long as the leverage ratio remains greater than 6.00 to 1.00. As a result of the Company’s current leverage ratio, the interest rate spread increased by 0.50% and will remain at the increased level until the leverage ratio falls below 6.00 to 1.00.
     The Fourth Amendment, so long as the Company’s leverage ratio remains greater than 5.50 to 1.00, also (i) limits the aggregate revolving credit available under the Credit Agreement to $17,500,000; (ii) prohibits the Company or any of its domestic subsidiaries from incurring indebtedness pursuant to a $10,000,000 general indebtedness allowance, unless the proceeds are used to fund a leverage-neutral permitted acquisition; (iii) restricts the grant of liens on the assets of the Company or any of its domestic subsidiaries pursuant to a $10,000,000 general lien allowance, unless the liens secure only obligations incurred to finance a leverage-neutral permitted acquisition and the liens encumber only those assets acquired in the permitted acquisition; and (iv) prohibits Holdings and the Company, and any of its subsidiaries, from pre-paying subordinated indebtedness pursuant to a $5,000,000 debt pre-payment allowance.
     In connection with the Fourth Amendment, the Company agreed to pay an amendment fee for the account of each lender that executed the Fourth Amendment, in an amount equal to 0.20% of the sum of (i) such lender’s revolving credit commitment and (ii) the aggregate principal amount of such lender’s outstanding term loans.
     The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 above is incorporated by reference hereunder.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
     The following exhibits are filed or furnished herewith as noted above:

Exhibit Number	Description
10.1
Fourth Amendment to Credit Agreement, dated as of November 6, 2006, among Spheris Holding II, Inc., Spheris Inc., the several agents and lenders from time to time parties to the Credit Agreement and the Administrative Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIS INC.
Date: November 7, 2006	By:	/s/ Gregory T. Stevens
Gregory T. Stevens
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, dated as of November 6, 2006, among Spheris Holding II, Inc., Spheris Inc., the several agents and lenders from time to time parties to the Credit Agreement and the Administrative Agent

4